Exhibit 99.1
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 News Release

Cenveo Provides First Quarter 2011 Update

Sales of $503.1 million, up 11% from prior year

Adjusted EBITDA of $51.1 million, up 12% from prior year

EPG integration on schedule

STAMFORD, CT – (May 3, 2011) – Cenveo, Inc. (NYSE: CVO) today provided the following financial guidance for its first quarter ended April 2, 2011.

Based on our preliminary results, we expect that for the first quarter of 2011 we will have net sales of approximately $503.1 million compared to $453.9 million in the first quarter of 2010, an increase of 11%. This increase was driven by the acquisition of MeadWestvaco’s Envelope Products Group (“EPG”), which closed in February, and mid-single-digit percentage organic growth in our custom labels, commercial print, envelope, and specialty packaging products.

For Adjusted EBITDA in the first quarter of 2011, we expect $51.1 million compared to $45.5 million in the first quarter of 2010, an increase of 12%. This increase is primarily attributable to stronger performances across the majority of the company’s product lines and minimal contribution from EPG given the timing of our integration plan. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges, gain on bargain purchase, divested operations or asset held for sale, loss (gain) on early extinguishment of debt, and loss from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net loss to Adjusted EBITDA is provided in the attached table.

The results for the first quarter of 2011 are anticipated to include a bargain purchase gain in connection with the EPG assets. The purchase price allocation of acquired assets and liabilities assumed in the EPG acquisition and the related bargain purchase gain recognized in the Company’s earnings are preliminary.  Differences between the preliminary and final purchase price allocations could have a material impact on the Company’s financial statements, including the bargain purchase gain. The Company will finalize the purchase price allocation as soon as practicable within the EPG acquisition’s measurement period, but in no event later than one year after the acquisition date.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
"We delivered a strong quarter, and we are pleased by our performance in which we grew revenue and profit and began the integration of the EPG transaction. I am also encouraged by the continued momentum that we saw in our businesses as industry conditions continue to improve. Our sales initiatives focused on recruiting and cross selling have started to deliver their desired results. I look forward to expanding my remarks when we fully release results next Wednesday.”

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) (Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010

Net income (loss)	$2,784	$(11,108)
Interest expense, net	30,217	29,614
Income tax benefit	(501)	(9,727)
Depreciation	13,972	13,587
Amortization of intangible assets	2,775	2,884
Restructuring and impairment charges	3,827	9,627
Integration, acquisition and other charges	6,014	2,266
Stock-based compensation provision	2,508	2,898
Gain on bargain purchase	(10,539)	—
Loss (gain) on early extinguishment of debt	—	2,598
Divested operations or asset held for sale	—	2,800
Loss from discontinued operations, net of taxes	—	87

Adjusted EBITDA, as defined	$51,057	$45,526

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In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), included in this release is a certain Non-GAAP financial measure, specifically Adjusted EBITDA. This Non-GAAP financial measure is defined herein, and should be read in conjunction with GAAP financial measures. This Non-GAAP financial measure is not presented as an alternative to cash flows from operations, as a measure of our liquidity or as an alternative to reported net income (loss) as an indicator of our operating performance.  The Non-GAAP financial measure as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of envelopes, custom labels, specialty packaging, commercial print, publisher solutions and business documents. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 10,000 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent U.S. and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt;  (vi) our ability to successfully integrate acquisitions; (vii) a decline of our consolidated or individual reporting units operating performance could result in the impairment of our assets; (viii) intense competition in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the U.S. postal services impacting demand for our products; (xi) the availability of the Internet and other electronic media affecting demand for our products; (xii) increases in material costs and decreases in its availability; (xiii) our labor relations; (xiv) our compliance with environmental rules and regulations; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.